RULE 17e-1
                         AFFILIATED BROKER TRANSACTION
                    FOR THE MONTH ENDING: October 31, 2013

Rule 17e-1 Form (Affiliated Broker Transactions)
------------------------------------------------

                                                                                               Broker
                  Affiliated                                                                 Commission
                    Broker        Trade                         Security                      Cost Per    Total      Total
Client Name          Name         Date    Transaction Symbol     Name        Shares  Price     Share    Commission   Cost
-----------       ----------    --------- ----------- ------ --------------- ------ -------- ---------- ---------- ----------
Transamerica MS                                              GREEN MOUNTAIN
  Capital Growth    BIDS (MLCO) 10/1/2013     Buy     GMCRUS COFFEE INC USD   321   $76.6300  $0.0040     $1.28    $24,604.65
                                                                 TOTAL        321                         $1.28    $24,604.65

                                      1